Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

between

MBIA INSURANCE CORPORATION,

as Borrower

and

BLUE RIDGE INVESTMENTS, L.L.C.,

as Secured Party

Dated as of May 6, 2013

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Article VII MISCELLANEOUS		18

7.1	Amendments in Writing; No Waiver	18
7.2	Notices	18
7.3	No Waiver; Cumulative Remedies	18
7.4	Successors and Assigns	19
7.5	Counterparts	19
7.6	Severability	19
7.7	[Reserved]	19
7.8	Further Assurances and Corrective Instruments	19
7.9	Section Headings	20
7.10	Integration	20
7.11	Governing Law; Waiver of Jury Trial	20
7.12	Submission to Jurisdiction, Etc.	20
7.13	No Partnership; Etc.	21
7.14	Additional Security	21
7.15	Benefits of Agreement	22
7.16	Independence of Covenants	22
7.17	Release of Collateral and Termination	22

Schedules

Schedule A—Collateral Description
Schedule B—Borrower’s Name
Schedule C—Liens
Schedule D—Collateral Disclosure
Schedule E—Pledged Equity Interest

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SECURITY AGREEMENT (this “Agreement”) dated as of May 6, 2013, between MBIA INSURANCE CORPORATION, a stock insurance corporation organized under the laws of the State of New York (the “Borrower”), and BLUE RIDGE INVESTMENTS, L.L.C., a Delaware limited liability company, as collateral agent for the Loan Agreement Secured Parties (as hereinafter defined) (the “Secured Party”).

PRELIMINARY STATEMENTS

A. In connection with the Settlement Agreement, the Loan Agreement Secured Parties and the Borrower agreed to enter into the Loan Agreement.

B. Pursuant to the Loan Agreement, the Lender has agreed to make loans to the Borrower from time to time upon the terms and subject to the conditions set forth in the Loan Agreement.

C. It is a condition precedent to the obligation of the Lender under the Loan Agreement to make loans to the Borrower that (i) the Borrower shall agree to secure the prompt and complete payment and performance when due of the Secured Obligations pursuant to the Security Documents and (ii) the Borrower and the Secured Party shall execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with the Secured Party as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.

(a) All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in Article I of the Loan Agreement. The rules of construction set forth in Article I of the Loan Agreement shall govern this Agreement.

(b) The following terms have the meanings assigned to them in Article 9 of the UCC in effect on the date of this Agreement: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Right, Payment Intangible, Proceeds, Registered Organization, Securities Account, Software and Supporting Obligation.

(c) In addition to the terms defined in the Loan Agreement, the preamble and the preliminary statements, the following terms used herein shall have the respective meanings set forth below:

“Agreement” has the meaning assigned thereto in the preamble.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Excess Spread Salvage Collateral” has the meaning assigned thereto in Section 2.1(c).

“Excluded Agreement” has the meaning assigned thereto in Section 2.2(a)(i).

“Installment Premium Collateral” has the meaning assigned thereto in Section 2.1(b).

“Loan Agreement” means the Loan Agreement dated as of the date hereof, among the Borrower and the Loan Agreement Secured Parties, as the same may from time to time be amended, modified or supplemented.

“Loan Agreement Secured Parties” means each Lender from time to time party to the Loan Agreement and any agent appointed thereunder on behalf of such Lender.

“Put-Back Recoveries” has the meaning assigned to it in Section 2.1(a).

“Secured Obligations” means the Obligations (as defined in the Loan Agreement).

“Secured Party” shall have the meaning assigned thereto in the preamble hereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York, unless the context requires a reference to a different jurisdiction.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. The Borrower, to secure the payment and performance of the Secured Obligations, grants to the Secured Party a security interest in all of the following property, whether now or hereafter existing, owned or acquired by the Borrower (collectively, the “Collateral”):

(a) the Borrower’s right to be reimbursed for all claims paid or payable on any insured residential mortgage backed securities (including, without limitation, those which are identified in Section 1 of Schedule A) as a result of recoveries arising from satisfaction by various originators of such securities of their obligations to buy back ineligible loans, whether effected in the ordinary course or through any legal enforcement action, including any settlements of any such action (“Put-Back Recoveries”);

(b) all installment premiums received after the date hereof by the Borrower, or that the Borrower now is or hereafter becomes entitled to receive, in respect of all of the Borrower’s financial guaranty insurance policies outstanding (“Installment Premium Collateral”);

(c) all of the Borrower’s salvage or subrogation recoveries that the Borrower now owns or hereafter acquires that result from excess interest or other income generated in any residential mortgage backed securities insured by the Borrower (including, without limitation, those more particularly identified in Section 2 of Schedule A) (“Excess Spread Salvage Collateral”);

(d) Investment Property comprised of 65% of the voting capital stock in MBIA UK (Holdings) Limited;

(e) all books and records, in whatever form or medium, that evidence or contain information relating to all other items of Collateral or that are otherwise necessary or helpful in the collection thereof or realization thereon in the possession or under the control of the Borrower, and

(f) Proceeds and products of the foregoing, including, but not limited to, all rents, profits, income and benefits, and all accessions to, substitutions for and replacements of all or any part of any Collateral.

2.2 Exceptions.

(a) The Borrower does not grant any security interest in, and the term “Collateral” does not include, the following property to the extent relating to the Collateral:

(i) each Instrument, Chattel Paper, General Intangible, copyright license, patent license, trademark license and other contract or agreement that is with, or issued by, a Person that is not an affiliate of the Borrower, but only while, and only to the extent that, the grant of a security interest pursuant to this Agreement would result in a default or penalty under, or a breach or termination of, such Instrument, Chattel Paper, General Intangible, copyright license, patent license, trademark license or contract or agreement, except, in each case, to the extent that, pursuant to the UCC or other applicable law, the grant of a security interest therein can be made without resulting in a default or penalty thereunder or breach or termination thereof (each, an “Excluded Agreement”);

(ii) property that is held in the nature of a security deposit by or on behalf of the Borrower in the ordinary course of business and that must be held for or returned to the applicable counterparty under applicable law or pursuant to a contractual obligation;

(iii) property to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower; and

(iv) any property to the extent that such grant of a security interest is prohibited by any Applicable Law of a Governmental Authority; provided that this clause (iv) shall not exclude the pledge of the capital stock in MBIA UK (Holdings) Limited.

ARTICLE III

REPRESENTATIONS OF THE BORROWER

3.1 Representations Concerning the Borrower. The Borrower represents as of the Closing Date that:

(a) Borrower’s Name.

(i) Schedule B attached hereto correctly sets forth the Borrower’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number, if any, chief executive office and principal place of business and mailing address as of the Closing Date.

(ii) During the five year period preceding the Closing Date, the Borrower has not, except as set forth in Schedule B or to the extent permitted pursuant to the terms hereof, (v) changed its location (as defined in Section 9-307 of the Uniform Commercial Code); (w) changed its name, or used any other name; (x) been the surviving entity in a merger; (y) acquired any business or (z) become a “new debtor” (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person.

3.2 Representations Concerning the Collateral. The Borrower represents that:

(a) Title; No Other Liens. The Borrower owns each item of the Collateral free and clear of Liens, except for Permitted Liens and Liens created under this Agreement and the other Loan Documents. There is not, on file or of record in any public office, any security agreement, financing statement, form of Lien or other public notice similar in effect, with respect to any of the Collateral, except such as may have been filed or are of record with respect to Permitted Liens and Liens created under this Agreement and the other Loan Documents, filings and records listed on Schedule C and filings with respect to which termination statements and other necessary releases shall be filed on the Closing Date or promptly thereafter. The Borrower has full power and authority to grant the security interests in and to the Collateral under this Agreement.

(b) Perfected, First Priority Liens.

(i) This Agreement is effective to create a valid and enforceable security interest in the Collateral in favor of the Secured Party, for the benefit of the Loan Agreement Secured Parties, to secure the payment and performance of the Secured Obligations.

(ii) The security interest created pursuant to this Agreement (A) will be a perfected security interest in the Collateral in favor of the Secured Party, for the benefit of the Loan Agreement Secured Parties, and (B) will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons.

(c) Certain Collateral Disclosures. Except in each case as set forth on Schedule D, as of the Closing Date, none of the Collateral constitutes Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims or Documents.

3.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans under the Loan Agreement.

3.4 As to Capital Securities of the Subsidiaries, Investment Property.

(a) As of the Closing Date, the capital stock and equity interests required to be pledged hereunder by the Borrower consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other equity interests (in the case of issuers other than corporations) as described in Schedule E. All of such capital stock and equity interests have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar equity interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. As to each issuer thereof, the capital stock or equity interests pledged hereunder constitute 100% of the outstanding capital stock of or other equity interests in such issuer, except as set forth in Schedule E.

(b) The Borrower shall deliver all certificated securities constituting Collateral held by the Borrower to the Secured Party on, or within 7 Business Days after, the Closing Date, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Secured Party.

(c) With respect to uncertificated securities constituting Collateral in excess of $100,000 owned by the Borrower, the Borrower has caused the issuer thereof either to (i) register the Secured Party as the registered owner of such security or (ii) agree in an authenticated record with the Borrower and the Secured Party that, if an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Secured Party without further consent of the Borrower.

ARTICLE IV

COVENANTS

4.1 Covenants Relating to Collateral. From the Closing Date until the payment in full of the Secured Obligations, the Borrower covenants and agrees as follows:

(a) Preservation and Protection of Security Interests.

(i) The Borrower shall maintain the security interests created by this Agreement as first priority perfected security interests and shall take all further action that may be necessary or that the Secured Party may request in order to perfect, preserve, protect and defend such security interests against the claims and demands of all Persons or to enable the Secured Party to exercise and enforce its rights and remedies hereunder.

(b) Further Documentation; Pledge of Instruments and Chattel Paper.

(i) In addition to the authorizations granted to the Secured Party under Section 6.4, the Borrower authorizes the Secured Party to file any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby that it deems appropriate for the purpose of establishing or maintaining the perfection of such Liens.

(ii) All Instruments and tangible Chattel Paper now owned or hereafter acquired by the Borrower that constitute part of the Collateral shall be promptly delivered to and held by the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery to the Secured Party, and the Secured Party shall, promptly upon request of the Borrower, make appropriate arrangements for making any such Instrument delivered by the Borrower available to the Borrower for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Secured Party, against trust receipt or like document); provided that so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, the Borrower may retain for collection any Instrument not exceeding $100,000 in principal amount received by it in the ordinary course of business that constitutes part of the Collateral. At any time while a Potential Event of Default or Event of Default is continuing, the Secured Party shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in its name or in the name of any of its nominees any or all of the Collateral so delivered.

(c) Electronic Chattel Paper and Transferable Records.

If the Borrower at any time holds or acquires an interest in any Electronic Chattel Paper, or any “transferable record,” as that term is defined in Sections 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, that constitutes part of the Collateral, the Borrower shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control of such electronic chattel paper under Section 9-105 of the UCC, or control of such transferable record under Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction. The Secured Party agrees with the Borrower that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record that it is permitted to make as a party in control under Section 9-105 of the UCC as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights. If the Borrower is at any time a beneficiary under a Letter-of-Credit now or hereafter issued in favor of the Borrower that constitutes part of the Collateral, the Borrower shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (x) arrange for the issuer and any confirmer of such Letter-of-Credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the Letter-of-Credit or (y) arrange for the Secured Party to become the transferee beneficiary of the Letter-of-Credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the Letter-of-Credit are to be paid to the Borrower unless a Potential Event of Default or Event of Default has occurred or is continuing, in which case they shall be deposited into an account designated by the Secured Party and held as part of the Collateral.

(e) Maintenance of Records. The Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts constituting part of the Collateral.

(f) Compliance with Contractual Obligations. The Borrower shall perform and comply with all its obligations under any agreement, contract, policy, instrument or document evidencing or related to any part of the Collateral.

(g) Limitation on Liens on Collateral. The Borrower shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on any part of the Collateral, other than the Liens created hereby or by the other Loan Documents and Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any part of the Collateral against the claims and demands of all persons whomsoever.

(h) Limitations on Dispositions of Collateral. The Borrower may make Dispositions of any part of the Collateral to the extent and solely to the extent it is not expressly prohibited from doing so in the Loan Agreement.

(i) Further Identification of Collateral. The Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral and furnish to the Secured Party from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Secured Party may reasonably request, all in reasonable detail.

(j) Changes in Locations, Name, etc. The Borrower shall neither change its type of organization, jurisdiction of organization, change the location of its chief executive office (or, if applicable, its sole place of business), cease to be a Registered Organization nor change its name, identity, organizational identification number or corporate structure unless, in any such case, the Borrower (i) shall have given the Secured Party at least 30 days’ prior written notice thereof and (ii) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the request of the Secured Party, advisable to continue the validity, perfection and priority of the Liens granted pursuant hereto.

(k) Governmental Obligors. The Borrower shall use its commercially reasonable efforts to obtain any required consents which may be necessary to establish the validity or perfection of the Secured Party’s security interest in the Collateral the obligor of which is a Governmental Authority.

(l) Deposit Accounts. At any time an Event of Default has occurred and is continuing, the Borrower shall deposit into an account designated by the Secured Party all cash proceeds from any part of the Collateral, to be held as additional Collateral.

(m) Investment Property. If the Borrower holds any certificated securities that constitute part of the Collateral, the Borrower shall promptly endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Borrower that constitute part of the Collateral are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall immediately notify the Secured Party thereof and, at the Secured Party’s request, pursuant to an agreement, in form and substance satisfactory to the Secured Party, either (i) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Borrower or such nominee or (ii) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Borrower that are part of the Collateral are held by the Borrower or its nominee through a securities intermediary (as defined in Section 8 102 of the UCC) or commodity intermediary (as defined in Section 9 102 of the UCC), the Borrower shall immediately notify the Secured Party thereof and, at the Secured Party’s request, cause such securities intermediary or (as the case may be) commodity intermediary to enter into a control agreement with the Secured Party, in form and substance satisfactory to the Secured Party, and take all other steps deemed necessary by the Secured Party to perfect the security interest of the Secured Party in such securities or other Investment Property, all pursuant to Sections 9 106 and 9 314 of the UCC or other applicable law governing the perfection of the Secured Party’s security interest in such securities or other Investment Property.

(n) Voting Rights; Dividends, etc. The Borrower agrees:

(i) promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Secured Party and without any request therefor by the Secured Party, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party all dividends and distributions with respect to Investment Property constituting Collateral, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by the Borrower, all of which shall be held by the Secured Party as additional Collateral; and

(ii) with respect to Collateral consisting of general partnership interests or limited liability company interests, to promptly modify its Organization Documents to admit the Secured Party as a general partner or member, as applicable, promptly upon the occurrence and continuance of an Event of Default and so long as the Secured Party has notified the Borrower of the Secured Party’s intention to exercise its voting power under this clause,

(A) that the Secured Party may exercise (to the exclusion of the Borrower) the voting power and all other incidental rights of ownership with respect to any Investment

Property constituting Collateral and the Borrower hereby grants the Secured Party an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(B) to promptly deliver to the Secured Party such additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power.

All dividends, distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by the Borrower, but which the Borrower is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by the Borrower separate and apart from its other property in trust for the Secured Party. The Secured Party agrees that unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given the notice referred to in clause (ii), the Borrower will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Secured Party will, upon the written request of the Borrower, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Borrower which are necessary to allow the Borrower to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Borrower that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

(o) Expenses.

(i) Without limiting the Borrower’s obligations under the Loan Documents or other documents, the Borrower hereby agrees to promptly pay all fees, costs and expenses (including reasonable documented attorneys’ fees and expenses) incurred in connection with (x) enforcing or preserving any of the Secured Party’s or the Loan Agreement Secured Parties’ rights under this Agreement or any other Security Document and the Liens in favor of the Secured Party, for the benefit of the Loan Agreement Secured Parties, and (y) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral. The Borrower agrees to pay, and to save the Secured Party and the Loan Agreement Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(ii) If the Borrower fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of the Borrower under this Agreement, the Secured Party may, at its option, but shall not be required to, pay or perform the same and charge the Borrower’s account for all fees, costs and expenses incurred therefor, and the Borrower agrees to reimburse the Secured Party therefor on demand. All sums so paid or incurred by the Secured Party for any of the foregoing, any and all other sums for which the Borrower may become liable under this Agreement and all fees, costs and expenses (including attorneys’ fees, legal expenses and court costs) incurred by the Secured Party in enforcing or protecting the security interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Loan Agreement and shall be secured by the Collateral. The agreements in this Section 4.1(o) shall survive repayment of the Secured Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.

(p) Accounts. Except as otherwise provided in this Section 4.1, the Borrower shall continue to collect, at its own expense, all amounts due or to become due to the Borrower with respect to Accounts that constitute part of the Collateral and, at any time an Event of Default has occurred and is continuing, deposit all such amounts in a deposit account designated by the Secured Party to be held as Collateral. In connection with such collections, the Borrower may take (and, at the Secured Party’s direction during the continuance of any Potential Event of Default or Event of Default, shall take) such action as the Borrower or the Secured Party may deem necessary or advisable to enforce collection of the Accounts that are part of the Collateral. The Borrower shall not give any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as the Borrower may otherwise advise the Secured Party in writing.

(q) General Intangibles. The Borrower shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Secured Party to exercise remedies under this Agreement with respect to any of the Borrower’s rights under any General Intangibles that constitute part of the Collateral.

ARTICLE V

REMEDIAL PROVISIONS

5.1 Notice to Account Debtors.

(a) Notice of Assignment. Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify the account debtors on the Accounts that constitute part of the Collateral and the obligors of any other Collateral that the applicable Accounts and other Collateral have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and the obligors of any other Collateral to verify with such debtors, to the Secured Party’s satisfaction, the existence, amount and terms of any Accounts or obligations of such obligors.

(b) No Liability of Secured Party under Accounts or other Collateral. The Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any agreement giving rise thereto. The Secured Party does not have any obligation or liability under any Account that constitutes part of the Collateral (or any agreement giving rise thereto) or any other agreement, contract, instrument or document related to the Collateral by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to such Account or Collateral pursuant hereto. The Secured Party is not obligated hereunder in any manner: (i) to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto) or any agreement, contract, instrument or other document related to the Collateral, (ii) to make any payment, (iii) to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or any agreement, contract, instrument or other document related to the Collateral, (iv) to present or file any claim, (v) to take any action to enforce any performance or (vi) to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

5.2 Proceeds. If an Event of Default occurs and is continuing, (a) all Proceeds of any Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Secured Party, segregated from other funds of the Borrower, and at the request of the Secured Party shall, forthwith upon receipt by the Borrower, be turned over to the Secured Party in the exact form received by the Borrower (duly endorsed by the Borrower to the Secured Party, if required by the Secured Party), and (b) any and all such Proceeds received by the Secured Party (whether from the Borrower or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for the Secured Obligations (whether matured or unmatured), and at any time thereafter when an Event of Default has occurred and is continuing may be applied by the Secured Party against all of the Obligations then due and owing in accordance with the provisions of Section 2.8(c) of the Loan Agreement. Any balance of such Proceeds remaining after the payment in full of the Loans and all of the other Secured Obligations then due and owing shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

5.3 Remedies Generally.

(a) If an Event of Default occurs and is continuing, the Secured Party may exercise all rights and remedies provided for herein or otherwise available to it, by law, in equity or otherwise, including all rights and remedies of a secured party under the UCC and, to the extent permitted by Applicable Law and subject to any required Governmental Approval, all other rights and remedies granted to it in this Agreement or in any other Loan Document, including, but not limited to, the right, to the maximum extent permitted by Applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the Borrower agrees to take all such action as may be necessary to give effect to such right).

(b) Without limiting the generality of Section 5.3(a), the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may if an Event of Default occurs and is continuing promptly (i) collect, receive, appropriate and realize upon the Collateral, or any part thereof; (ii) require the Borrower to, and the Borrower shall, assemble the Collateral and make it available to the Secured Party at such place or places designated by the Secured Party’s request; (iii) take possession of the Borrower’s original books and records, obtain access to the Borrower’s data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained therein in any manner the Secured Party deems appropriate; (iv) make any compromise or settlement it deems appropriate with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral; (v) in its name or in the name of the Borrower or otherwise, demand, sue for, collect and receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so; or (vi) sell, lease, assign, grant an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at a public or private sale(s), at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right, upon any such sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(c) If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and shall have no obligation to provide any warranties at such time. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Secured Party arising out of the Secured Party’s exercise of any rights hereunder

(d) For purposes of this Agreement, a written agreement to purchase the Collateral or any portion thereof will be treated as a sale thereof; the Secured Party will be free to carry out such sale pursuant to such agreement and the Borrower will not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party enters into such an agreement all Events of Default were remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale conferred upon it in this Agreement, the Secured Party may proceed by a suit or suits at law or in equity to foreclose on the Collateral under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section is deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(e) The Borrower acknowledges and agrees that a breach of any of the covenants contained in Article III, Article IV and Article VI of this Agreement will cause irreparable injury to the Secured Party and that the Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Borrower contained in this Agreement, that the covenants of the Borrower contained in the Articles referred to in this Section shall be specifically enforceable against the Borrower, and the Borrower waives and agrees not to assert any defenses against an action for specific performance except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

5.4 Deficiency. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the then outstanding Secured Obligations, including the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

ARTICLE VI

SECURED PARTY’S RIGHTS AND SECURED OBLIGATIONS

6.1 Secured Party’s Appointment as Attorney-in-Fact.

(a) Powers. The Borrower hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Secured Party’s discretion at any time when an Event of Default has occurred and is continuing, for the purpose of carrying out and, in accordance with, the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments the Secured Party may deem necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by Applicable Law. Without limiting the generality of the foregoing, the Borrower hereby gives the Secured Party the power and right, on behalf of the Borrower at any time when an Event of Default has occurred and is continuing, without notice to or assent by the Borrower:

(i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, Investment Property or General Intangible that are part of the Collateral or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any such Account, Instrument, Investment Property or General Intangible or with respect to any such other Collateral whenever payable;

(ii) to assert, either directly or on behalf of the Borrower, any claims the Borrower may have against any other party to any contract, agreement, instrument or other document that is part of the Collateral or to otherwise exercise any right or remedy of the Borrower under any such contract, agreement, instrument or other document (including, without limitation, the right to enforce directly against any obligor of any Collateral all of the Borrower’s rights thereunder, to make all demands, to give all notices, and to make all requests required or permitted to be made by the Borrower thereunder) as the Secured Party may deem proper;

(iii) to pay or discharge Taxes and Liens other than Permitted Liens levied or placed on or threatened against the Collateral; and

(iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask for or demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Agreement. All powers of attorney, authorizations and agencies contained in this Agreement are coupled with an interest and shall be irrevocable until the payment in full of the Loans and all of the other Secured Obligations then due and owing and all the security interests in the Collateral of the Borrower created hereby are released.

(b) Other Powers. The Borrower also authorizes the Secured Party, from time to time to execute, in connection with any sale provided for in Article V hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

6.2 Performance in Lieu of Borrower. Upon the occurrence and during the continuance of an Event of Default, the Secured Party, without releasing the Borrower from any obligation, covenant or condition hereof, itself may (but shall not be obligated to) make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as it may deem necessary to protect, perfect or continue the perfection of the security interest granted under this Agreement. Any reasonable costs or expenses incurred by the Secured Party in connection with the foregoing shall be payable by the Borrower to the Secured Party on demand and shall constitute Secured Obligations secured hereby.

6.3 No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act under this Agreement.

6.4 Authorization to File Financing Statements.

(a) The Borrower hereby irrevocably authorizes the Secured Party at any time and from time to time, to file such financing statements, continuation statements and other documents in such offices as are or shall be necessary or as the Secured Party may determine to be reasonably appropriate to (i) create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, (ii) preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral, (iii) enable the Secured Party to exercise its remedies, rights, powers and privileges under this Agreement, (iv) indicate the Collateral as being of an equal or lesser scope or with greater detail than that included in this Agreement and (v) provide any other information required by Part 5 of Article 9 of the UCC or the Uniform Commercial Code of such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

(b) The Borrower acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Secured Party and agrees that it shall not do so without the prior written consent of the Secured Party, subject to the Borrower’s rights under Section 9-509(d)(2) of the UCC.

6.5 Limitation on Duties Regarding Preservation of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or, except as otherwise provided in this Agreement, to take any other action whatsoever with regard to the Collateral or any part thereof, except for willful misconduct.

6.6 Performance by Secured Party of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its obligations contained in this Agreement and the Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance with this Agreement (it being understood that the Secured Party shall be under no obligation to perform or comply or cause performance of compliance with this Agreement), the reasonable expenses of the Secured Party incurred in connection with such performance or compliance and action, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable to the Secured Party on demand and shall constitute Secured Obligations secured hereby.

6.7 Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Loans and any other Secured Obligations then due and owing.

ARTICLE VII

MISCELLANEOUS

7.1 Amendments in Writing; No Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Secured Party with the prior approval of the Superintendent of the New York State Department of Financial Services.

7.2 Notices. Any notice, approval, request, demand, communication, or distribution shall be sufficiently given and effective if given in accordance with the provisions of Section 9.2 of the Loan Agreement.

7.3 No Waiver; Cumulative Remedies. No delay, indulgence, omission or other act of the Secured Party or any Loan Agreement Secured Party shall be deemed to be a waiver of any right or remedy of the Secured Party or such Loan Agreement Secured Party under this Agreement nor shall the Secured Party or such Loan Agreement Secured Party by any such act be deemed to have acquiesced in any Potential Event of Default or Event of Default or in any breach of any of the terms and conditions of this Agreement. No single or partial exercise of any right, remedy, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege. A waiver by the Secured Party or any Loan Agreement Secured Party of any right, remedy, power or privilege under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party or such Loan Agreement Secured Party would otherwise have on any future occasion. The rights, titles, interests, liens, securities and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. The application of the Collateral to satisfy the Secured Obligations pursuant to the terms hereof shall not operate to release the Borrower from its obligations hereunder until payment in full of any deficiency has been made in cash.

7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Secured Party and each Loan Agreement Secured Party and its successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party; provided that Optinuity Alliance Resources Corporation may act as the Borrower’s agent hereunder, to do and perform, on behalf of the Borrower, any and every act and thing required or necessary to be done hereunder; provided further that the Borrower shall remain solely responsible for compliance with its obligations hereunder. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Party, for the benefit of the holders of such Secured Obligations, under this Agreement.

7.5 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

7.6 Severability. The holding by any court of competent jurisdiction that any remedy pursued by the Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7 Effectiveness. Notwithstanding anything to the contrary provided herein, this Agreement shall become effective upon the Closing Date and shall not be effective prior thereto.

7.8 Further Assurances and Corrective Instruments. To the extent permitted by Applicable Law, Borrower shall, upon the written request of the Secured Party, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the Secured Party’s reasonable judgment to effectuate the intention, performance and provisions hereof.

7.9 Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction of this Agreement or be taken into consideration in the interpretation of this Agreement.

7.10 Integration. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement.

7.11 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

7.12 Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the borough of Manhattan and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address specified in the Loan Agreement or at such other address of which the Secured Party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall (i) affect the right of the Secured Party to effect service of process in any other manner permitted by law or (ii) limit the right of the Secured Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Law; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the United States by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.

7.13 No Partnership; Etc. The Secured Party and the Borrower intend that the relationship between them shall be solely that of creditor and debtor, and the Secured Party does not have any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between the Secured Party and the Borrower or any other Person. The Secured Party shall not be in any way responsible or liable, under the Loan Documents, for the indebtedness, losses, obligations or duties of the Borrower or any other Person. Nothing in the Loan Documents shall be deemed to modify in any way any other agreements between the Secured Party and the Borrower.

7.14 Additional Security. Without notice to or consent of the Borrower, and without impairment of the security interest and rights granted pursuant to this Agreement, the Secured Party may accept from the Borrower or from any other person, additional security for the Secured Obligations. Neither the granting of the security interest in the Collateral pursuant to this Agreement nor the acceptance of any such additional security shall prevent the Secured Party from resorting, first to such additional security, or, first to the Collateral, in either case without affecting the Secured Party’s security interest in the Collateral and the other rights granted to it pursuant to this Agreement.

7.15 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement.

7.16 Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or condition exists.

7.17 Release of Collateral and Termination.

(a) At such time as (i) the payment in full of the Loans and all of the other Secured Obligations then due and owing shall have occurred and (ii) the Lenders’ obligation to make loans under the Loan Agreement shall have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and the Borrower under this Agreement shall terminate and all rights to the Collateral shall revert to the Borrower. Upon request of the Borrower following any such termination, the Secured Party shall deliver (at the sole cost and expense of the Borrower) to the Borrower any Collateral held by the Secured Party under this Agreement, and execute and deliver (at the sole cost and expense of the Borrower) to the Borrower such documents (including without limitation UCC termination statements) as the Borrower shall reasonably request to evidence such termination.

(b) Upon the sale or other disposition of all or any portion of the Collateral to any Person in a transaction permitted by the Loan Documents (including pursuant to any consent to such sale or disposition or release of the security interest in such Collateral pursuant to the terms thereof), and as long as no Event of Default has occurred and is continuing, the security interests created by the Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Security Documents; provided that, the Secured Party shall continue to have a security interest in the Proceeds of such sold Collateral, which Proceeds shall be treated in accordance with the terms of the Security Documents. Upon any such sale or disposition and release and receipt by the Secured Party of a certificate from the Borrower stating that such sale is permitted by (or the relevant consent has been received under) the Loan Documents, the Secured Party will promptly at the Borrower’s request and expense execute and deliver such documents as the Borrower shall reasonably request to evidence the termination of such security interest and the release of such Collateral.

(c) Notwithstanding the foregoing, if at any time a payment of the Loans or any of the other Secured Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the provisions of this Agreement and the security interest created hereby shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

IN WITNESS WHEREOF, the Borrower and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

MBIA INSURANCE CORPORATION,
as the Borrower

By:	/s/ C. Edward Chaplin
Name:	C. Edward Chaplin
Title:	Chief Financial Officer

BLUE RIDGE INVESTMENTS, L.L.C., as the Secured Party

By:	/s/ Neil Cotty
Name:	Neil Cotty
Title:	Executive Vice President